Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 23, 2021, with respect to the combined consolidated financial statements of Greenspring Associates and Affiliates incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ SC&H Attest Services, P.C.

Sparks, Maryland

November 15, 2021